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                  UNITED AUTO GROUP, INC.                     PRESS RELEASE



Contact:          Karl H. Winters                     Bob Amen
                  Chief Financial Officer             Amen & Associates
                  212 230-0400                        212 448-4200

FOR IMMEDIATE RELEASE


              UNITED AUTO GROUP REPORTS SECOND QUARTER 1997 RESULTS

--------------------------------------------------------------------------------

          Company Reports Net Income of $7.6 Million or $0.42 Per Share
                          on Revenues of $527.0 Million

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  Company Announces Appointments Designed To Strengthen Senior Management Team

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NEW YORK, NEW YORK, August 6, 1997 - United Auto Group, Inc. (NYSE:UAG), the
nation's second largest publicly-traded automotive retailer, today announced a 20.8% increase in revenues and an 10.9% increase in net income for the second quarter of 1997 versus pro forma amounts for the comparable 1996 period.

                  These results reflect the net addition of 29 dealership franchises over the past year.

                  For the quarter ended June 30, 1997, revenues were $527.0 million as compared to $436.2 million of pro forma revenues and $336.2 million of actual revenues in the comparable prior year period.

                  Gross profit margin for the quarter improved to 13.0% from 11.6% on a pro forma basis in the comparable prior year period.

                  Second quarter net income was $7.6 million as compared to $6.9 million of pro forma net income, or $3.7 million on an actual basis, in 1996. Earnings per share were $0.42 versus

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$0.38 per share pro forma, or $0.42 per share on an actual basis, for the comparable prior year period.

                  Weighted average shares outstanding were 18,144,000 in the second quarter 1997 compared to 17,872,000 and 8,878,000 on a pro forma and actual basis, respectively, in the comparable prior year period.

                  Of the $527.0 million in dealership revenues, vehicle sales represented approximately 88%, or $463.4 million of the total; finance and insurance revenues represented approximately 3% or $18.0 million of the total; and service and parts revenues of $45.5 million represented the remaining 9%.

                  Marshall S. Cogan, United Auto's Chairman and Chief Executive Officer, who will take on the additional title of President as part of other senior management appointments announced today, said, "We continue to be pleased by the consistent progress of our business plan and the momentum for our company. Our internal operations strengthened in the quarter, with increases in all lines of dealership business." He noted that United Auto achieved a 28.4% increase in finance and insurance revenue and a 36.5% increase in service and parts revenue for the quarter, over pro forma amounts in the prior year comparable period.

                  The Company said that it sold 13,006 new and 7,994 used vehicles during the second quarter versus 11,650 new and 6,228 used vehicles on a pro forma basis for the comparable 1996 period.

                  For the six months ended June 30, 1997, revenues were $915.2 million as compared to $800.6 million of pro forma revenues and actual revenues of $597.9 million in the comparable prior year period.

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                  Net income for the first half of 1997 was $10.9 million as compared to $10.5 million pro forma, or $3.9 million on an actual basis, in 1996. Earnings per share were $0.61 versus $0.59 per share pro forma, or $0.46 per share on an actual basis, for the comparable prior year period. Weighted average shares outstanding were 18,023,000 in the first half 1997 compared to 17,872,000 and 8,500,000 on a pro forma and actual basis, respectively, in the comparable prior year period.

                  Of the $915.2 million in dealership revenues, vehicle sales represented approximately 88%, or $804.2 million of the total; finance and insurance revenues represented approximately 3% or $31.5 million of the total; and service and parts revenues of $79.4 million represented the remaining 9%.

                  The Company said that it sold 22,757 new and 13,943 used vehicles during the first half of 1997 versus 21,180 new and 12,292 used vehicles on a pro forma basis for the comparable 1996 period.

         Mr. Cogan also recapped the Company's other recent accomplishments:

o The completion of the acquisitions of the nine Staluppi dealerships in West Palm Beach and Long Island, and three General Motors Corporation dealerships in the Carolinas.

o The placement of $150.0 million principal amount of Senior Subordinated Notes due 2007 in the Rule 144A market for working capital and general corporate purposes, including acquisitions.

o Agreements to buy two dealership groups, Lynn Alexander, Inc. and Classic Auto Group, with revenues totaling $330.0 million, bringing the Company's run rate to approximately $2.9 billion for 1997 with total of 71 dealerships, including the pending



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acquisitions. These transactions are expected to close by September 30, 1997.
Mr. Cogan added that the Company aims to achieve a $4.0 billion run rate in early 1998.

                   New Management Appointments Also Announced

                  The Company's Board of Directors announced today management appointments designed to strengthen the Company's senior management structure and ensure efficiency in integrating acquisitions into United Auto. The Board noted that in naming Mr. Cogan as President it had terminated its search for that position and had expanded Mr. Cogan's role from strategic and acquisitions-related matters to include a range of operational issues.

         o Robert H. Nelson will become Executive Vice President, Operations; he will work closely with the Company's four senior dealership operators to identify and implement "best practices" related to operational strategies. Mr. Nelson served previously as Executive Vice President, Chief Financial Officer.

         o Richard Sinkfield, an attorney and a Director since December 1993, will become Executive Vice President, Administration. He will be responsible for manufacturer relations, human resources and training. Mr. Sinkfield will also work closely with Mr. Cogan on acquisitions.

         o Karl H. Winters, who had been the Company's Treasurer, will become Executive Vice President and Chief Financial Officer.

         o James R. Davidson, Senior Vice President of Finance, will also serve as Treasurer and Chief Accounting Officer.



                                       4
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                  Mr. Cogan said that James B. Brew, the recently appointed
Chairman of Atlantic Auto Finance, who served previously as President of Chase Automotive Finance Corporation, will join the Chairman's Committee. The Committee now consists of Messrs. Brew, Cogan, Nelson and the Company's four senior dealership operators, Sam DiFeo, Jr., Steven Knappenberger, Steve Landers and John Smith. Mr. Cogan added that the Company has initiated a search for a senior marketing executive who will lead the Company's commitment to a branding strategy and will develop programs to build customer loyalty and retention.

                  United Auto, which has pursued a strategy based on internal growth from its existing dealerships and from strategic acquisitions, operates 55 franchises in Arizona, Arkansas, Connecticut, Florida, Georgia, Nevada, New Jersey, New York, North Carolina and South Carolina, Tennessee and Texas. United Auto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services through United AutoCare. The Company also owns Atlantic Auto Finance Corporation, a finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans.

                  This press release contains forward-looking information, and actual results may materially vary from those expressed or implied herein. Factors that could affect these results include those mentioned in the Company's IPO Prospectus filed with the Securities and Exchange Commission on October 23, 1996.

                  Editors Note: United Auto's logo and executive photos can be retrieved in digital form by media without charge from Wieck Photo Database
(972) 392-0888.

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


                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (unaudited)
                         ($ Thousands, except EPS data)


                                                                               Second Quarter
                                                               1997                1996                   1996
                                                              Actual            Pro Forma(a)             Actual
                                                              ------           --------------            ------

Auto Dealerships
   Vehicle Sales                                             $463,381             $388,766             $302,034
   Finance and Insurance                                       18,029               14,046               12,397
   Service and Parts                                           45,548               33,371               21,789
                                                               ------               ------               ------
     Total Revenues                                           526,958              436,183              336,220

Cost of Sales, including floor plan interest                  458,308              385,502              299,058
                                                              -------              -------              -------

   Gross Profit                                                68,650               50,681               37,162

Selling, General and Administrative                            53,967               37,984               29,357
Expenses                                                       ------               ------               ------


 Operating Income                                              14,683               12,697                7,805

Other Interest Expense                                         (1,777)                (611)                (868)

Other Income (Expense), Net                                       ---                  (48)                 570
                                                                  ---                 ----                  ---

Income Before Income Taxes - Auto                              12,906               12,038                7,507
Dealerships

Auto Finance
   Revenues                                                     1,100                  617                  617
   Interest Expense                                              (116)                 (90)                 (90)
   Operating and Other Expenses                                (1,087)                (612)                (612)
                                                               -------                -----                -----

Loss Before Income Taxes -                                      (103)                 (85)                 (85)
 Auto Finance                                                   -----                 ----                 ----


Total Company
  Income before minority interests and                         12,803               11,953                7,422
  provision for income taxes

  Minority Interests                                              (61)                 ---               (1,234)

Provision for Income Taxes                                     (5,143)              (5,103)              (2,461)
                                                              -------              -------              -------

       Net Income                                              $7,599               $6,850               $3,727
                                                  ======================= ==================== =====================
Earnings Per Share                                              $0.42                $0.38               $0.42
                                                  ======================= ==================== =====================
Weighted Average Shares Outstanding                            18,144              $17,872                8,878
------------------------------------------------- ----------------------- -------------------- ---------------------
        EBITDA(b)                                             $17,050              $14,789               $9,820


(a) The Pro Forma Consolidated Statement of Operations for 1996 reflects the Company's completion of its initial public offering of 6,250,000 shares on October 28, 1996 and the 1996 acquisitions and other transactions related to the Company's IPO.

(b) EBITDA is defined as income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item, interest expense (exclusive of interest expense relating to floor plan notes payable) and depreciation and amortization.

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




                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (unaudited)
                         ($ Thousands, except EPS data)

                                                                             First Half Comparative
                                                             1997                   1996                  1996
                                                             Actual              Pro Forma(a)            Actual
                                                             ------          ----------------------      ------

Auto Dealerships
   Vehicle Sales                                             $804,214              $711,569            $535,173
   Finance and Insurance                                       31,512                28,462              22,339
   Service and Parts                                           79,432                60,599              40,427
                                                               ------                ------              ------
     Total Revenues                                           915,158               800,630             597,939

Cost of Sales, including floor plan interest                  798,896               705,954             531,560
                                                              -------               -------             -------

     Gross Profit                                             116,262                94,676              66,379

Selling, General and Administrative                            95,723                75,096              56,975
Expenses                                                       ------                ------              ------


Operating Income                                               20,539                19,580               9,404

Other Interest Expense                                         (2,246)                 (806)             (2,005)

Other Income (Expense), Net                                       297                   (62)              1,579
                                                                  ---                  ----               -----

Income Before Income Taxes -                                   18,590                18,836               8,978
Auto Dealerships

Auto Finance
   Revenues                                                     2,085                 1,029               1,029
   Interest Expense                                              (260)                 (176)               (176)
   Operating and Other Expenses                                (2,024)               (1,202)             (1,202)
                                                               -------               -------             -------

Income (Loss) Before Income Taxes - Auto                         (199)                 (349)               (349)
Finance                                                          -----                 -----               -----


Total Company
  Income before minority interests and
  provision for income taxes                                   18,391                18,487               8,629
  Minority Interests                                              (97)                  ---              (1,734)

(Provision) for Income Taxes                                   (7,378)               (7,967)             (2,997)
                                                               -------               -------             -------

Net Income                                                    $10,916               $10,520              $3,898
                                                  ======================= ==================== =======================
Earnings Per Share                                              $0.61                 $0.59              $0.46
                                                  ======================= ==================== =======================
Weighted Average Shares Outstanding                            18,023               $17,872               8,500
------------------------------------------------------------------------- -------------------- -----------------------
        EBITDA(b)                                             $24,996               $23,413             $13,315




(a) The Pro Forma Consolidated Statement of Operations for 1996 reflects the Company's completion of its initial public offering of 6,250,000 shares on October 28, 1996 and the 1996 acquisitions and other transactions related to the Company's IPO.

(b) EBITDA is defined as income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item, interest expense (exclusive of interest expense relating to floor plan notes payable) and depreciation and amortization.


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